                                                                  EXHIBIT  4.6


                 FORM OF CLASS A COMMON STOCK PURCHASE OPTION

THE REGISTERED HOLDER OF THIS OPTION BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, ASSIGN, PLEDGE, HYPOTHECATE OR OTHERWISE TRANSFER THIS OPTION EXCEPT AS HEREIN PROVIDED. THIS OPTION HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR UNDER THE SECURITIES LAWS OF ANY STATE.

             VOID AFTER 5:00 P.M. HOUSTON TIME, December 31, 2000.

                               OPTION AGREEMENT


     This Option Agreement (the "Agreement") is dated as of the ______ day of __________________, 1995, between FLEX FINANCIAL GROUP, INC., a Texas corporation, with its principal executive offices located at 770 South Post Oak Lane, Suite 515, Houston, Texas 77056 ("FLEX") and _______________________________________,
___________________________________________  ("______"  and  the  "Registered
Holder").

     WHEREAS, the Company and the Registered Holder are parties to a subscription agreement between the Company and the Registered Holder, which Agreement provides for the issuance of options to purchase common stock of the Company on terms and conditions as more fully set forth herein; and

     WHEREAS, the Company desires to provide for issuance of option certificates (the "Option Certificates") representing _____________ Options and the issuance of up to _____________ Option Shares upon the exercise of the Options on such terms and conditions as are more fully set forth herein, and

     NOW, THEREFORE, in consideration of the promises and mutual agreements hereinafter set forth it is agreed that:

     1. Options/Option Certificates. Each Option shall entitle the holder (the "Registered Holder" or in the aggregate, the "Registered Holders") in whose name the Option Certificate shall be registered on the books maintained by the Company to purchase one (1) share of the Company's $.01 par value Common Stock (the "Option Share" or "Option Shares") on exercise thereof, subject to modification and adjustment as provided in Section 7. The Option Certificate representing the right to purchase Option Shares shall be executed by the Chief Executive Officer or President and attested to by the Company's Secretary or Assistant Secretary and delivered to the Registered Holder upon execution of this Agreement.

     Subject to the provisions of Sections 3, 5 and 6, the Company shall deliver Option Certificates in required whole number denominations to Registered Holders in connection with any transfer or exchange permitted under
this  Agreement.    Except  as  provided  in  Section  6  hereof,  no  Option
Certificates shall be issued except (i) Option Certificates initially issued hereunder, (ii) Option Certificates issued on or after the initial issuance date, upon the exercise of any Options, to evidence the unexercised Options held by the exercising Registered Holder; or (iii) Option Certificates issued after the initial issuance date upon any transfer or exchange of Option Certificates or replacement of lost or mutilated Option Certificates.

     2. Form and Execution of Option Certificates. The Option Certificates shall be substantially in the form attached hereto as Exhibit A (the "Option" and the "Option Certificate"). The Option Certificates shall be dated as of the date of their issuance, whether on initial issuance, transfer or exchange or in lieu of mutilated, lost, stolen or destroyed Option
Certificates. The Option Certificates shall be originally signed by the Company's Chief Executive Officer or President, attested to by the Company's Secretary or Assistant Secretary and embossed with the Company's seal and shall not be valid for any purpose unless so originally signed and embossed.
     3. Exercise. Subject to the provisions of Sections 4 and 7, the Options, when evidenced by a Option Certificate and such other documents as the Company may require, may be exercised at a price (the "Exercise Price") of $.50 per share (the "Option Exercise Price"). Each Option may be exercised in whole or in part at any time during the period commencing on September 1, 1995 and terminating at 5:00 p.m. Houston, Texas time on December 31, 2000 (the "Termination Date"). Each Option shall be deemed to have been exercised immediately prior to the close of business on the date (the "Exercise Date") of the surrender for exercise of the Option Certificate. The exercise form attached hereto as Exhibit B shall be executed by the Registered Holder or his attorney duly authorized in writing and will be delivered to the Company at its corporate office together with payment to the order of the Company in cash or by official bank or certified check, of an amount equal to the aggregate Exercise Price, in lawful money of the United States of America.

     Unless Option Shares may not be issued as provided herein, the person entitled to receive the number of Option Shares deliverable on such exercise shall be treated for all purposes as the holder of such Option Shares as of the close of business on the Exercise Date. In addition, the Company shall also, at such time, verify that all of the conditions precedent to the issuance of Option Shares, set forth in Section 4, have been satisfied as of the Exercise Date. If any one of the conditions precedent set forth in
Section 4 are not satisfied as of the Exercise Date, the Company shall return the Option Certificate and pertinent Exercise Price payment to the exercising Registered Holder or may hold the same until all such conditions have been satisfied. The Company shall not be obligated to issue any fractional share interests in Option Shares issuable or deliverable on the exercise of any Option or scrip or cash therefore and such fractional shares shall be of no value whatsoever. If more than one Option shall be exercised at one time by the same Registered Holder, the number of full Option Shares which shall be issuable on exercise thereof shall be computed on the basis of the aggregate number of full Option Shares issuable on such exercise

     Once the Company has determined that the funds are determined to be collected, the Company shall notify its common stock transfer agent who shall cause a common stock share Certificate representing the exercised Options to be issued, The Company may deem and treat the Registered Holder of the Options at any time as the absolute owner thereof for all purposes, and the Company shall not be affected by any notice to the contrary. The Options shall not entitle the holder thereof to any of the rights of shareholders or to any dividend declared on the Company' s Common Stock or Option unless the holder shall have exercised the Options and purchased the Option Shares prior to the record date fixed by the Board of Directors of the Company for the determination of holders of Common Stock entitled to such dividend or other right.

     4. Reservation of Shares and Payment of Taxes. The Company covenants that it will at all times reserve and have available from its authorized Common Stock such number of shares as shall then be issuable on the exercise of all outstanding Options. The Company covenants that all Option Shares which shall be so issuable shall be duly and validly issued, fully paid and nonassessable and free from all taxes liens and charges with respect to such issue.

     The Registered Holder(s) shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of the Options, or the issuance, transfer or delivery of the Options or any Option Shares on exercise of the Options. In the event the Option Shares are to be delivered in the name other than the name of the Registered Holder of the Option Certificate, no such delivery shall be made unless the person requesting the same has paid to the Company the amount of any such taxes or charges incident thereto,

     5. Registration of Transfer. The Option Certificates may be transferred in whole or in part as provided for herein. Option Certificates to be transferred shall be surrendered to the Company at its corporate office. The Company shall execute, issue and deliver in exchange therefor the Option Certificate or Certificates which the holder making the transfer shall be entitled to receive.

     The Company shall keep transfer books at its corporate office which shall register Option Certificates and the transfer thereof. On due presentment for registration of transfer of any Option Certificate at such office, the Company shall execute and the Company shall issue and deliver to the transferee or transferees  a  new  Option  Certificate or Certificates representing an equal
aggregate  number  of  Options.    All  Option  Certificates  presented  for
registration of transfer or exercise shall be duly endorsed or be accompanied by a written instrument or instruments or transferred in a form satisfactory to the Company and the Company's counsel. The Company may require payment of a sum sufficient to cover any tax or other government charge that may be imposed in connection therewith.
     All Option Certificates so surrendered, or surrendered for exercise or for exchange in case of mutilated Option Certificates, shall be promptly canceled by the Company Prior lo due presentment for registration of transfer thereof. the Company may treat the Registered Holder(s) of any Option Certificate as the absolute owner thereof (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company), and the parties hereto shall not be affected by any notice to the contrary.

     6. Loss or Mutilation. On receipt by the Company of evidence satisfactory as to the ownership of the loss, theft, destruction or mutilation of any Option Certificate, the Company shall execute and deliver in lieu thereof, a new Option Certificate representing an equal aggregate number of
Options.    In  the  case  of  loss,  theft  or  destruction  of  any  Option
Certificates, the individual requesting issuance of a new Option Certificate shall be required to indemnify the Company in an amount satisfactory to the Company. In the event an Option Certificate is mutilated, such Certificate shall be surrendered and canceled by the Company prior to delivery of a new Option Certificate. Applicants for a new Option Certificate shall also comply with such other regulations and pay such other reasonable charges as the Company may prescribe .

     7. Adjustment of Exercise Price and Shares. After each adjustment of the Exercise Price pursuant to this Section 7, the number of shares of Option Shares purchasable on the exercise of such Options shall be the number derived by dividing such adjusted Exercise Price into the original Exercise Price, The Exercise Price shall be subject to adjustment as follows:

     (a) In the event, prior to the expiration of the Options by exercise or by their terms, the Company shall issue any shares of its Common Stock as a share dividend or shall subdivide the number of outstanding shares of Common Stock into a greater number of shares, then, in either of such events, the Exercise Price per share of Common Stock purchasable pursuant to the Options in effect at the time of such action shall be reduced proportionately and the number of shares purchasable pursuant to the Options shall be increased proportionately. Conversely, in the event the Company shall reduce the number of shares of its outstanding Common Stock by combining such shares into a smaller number of shares, then, in such event, the Exercise Price per share purchasable pursuant to the Options in effect at the time of such action shall be increased proportionately and the number of shares of Common Stock at that time purchasable pursuant to the Options shall be decreased proportionately. Any dividend paid or distributed on the Common Stock in shares of Common Stock of the Company shall be treated as a share dividend pursuant to the preceding sentence. However any dividend paid or distributed on the Common Stock in securities other than Common Stock of the Company, regardless if exercisable for or convertible into Common Stock of the Company, shall be treated as a share dividend pursuant to the penumbra sentence,

     (b) In the event the Company, at any time while the Options shall remain unexpired and unexercised, shall sell all or substantially all of its property, and thereafter dissolves, liquidates or winds up its affairs, then provision need be made as part of the terms of any such sale, dissolution, liquidation or winding up to allow Option holders to exercise all or any Options held, in order to receive the same kind and amount of any share, securities or assets as may be issuable, distributable or payable on any such sale, dissolution, liquidation or winding up with respect to each share of Common Stock of the Company.

     (c) Notwithstanding the provisions of this Section 7, no adjustment on the Exercise Price shall be made whereby such price is adjusted in an amount less than $0.00 or until the aggregate of such adjustments shall equal or exceed $0.00.

     (d) No adjustment of the Exercise Price shall be made as a result of or in connection with: (i) the issuance of Common Stock of the Company pursuant to options, warrants and share purchase agreements outstanding or in effect on the date hereof, (ii) the establishment of additional option plans, common stock purchase warrants or security offerings of the Company, the modification, renewal or extension of any such plan, warrants or offerings now in effect or hereafter created, or the issuance of Common Stock on exercise of any such options or warrants; or (iii) the issuance of Common Stock in connection with an acquisition or merger of any type .

     (e) This Option Agreement shall be incorporated by reference on the Option Certificates.
     Before taking any action which would cause an adjustment reducing the Exercise Price below the then par value of the shares of Common Stock issuable upon exercise of the Options, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares Of such Common Stock at such adjusted Exercise Price.

     Upon any adjustment of the Exercise Price required to be made pursuant to
Section 7, the Company within thirty (30) days thereafter shall: (i) notify the Registered Holder of such adjustment setting forth the pertinent Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based; and (ii) cause to be mailed to each of the Registered Holder(s) of the Option Certificates written notice of such adjustment.

     8. Reduction in exercise Price at Company's Option. In addition to any adjustments made to the Exercise Price pursuant to Section 7, the Company's Board of Directors may, in its sole discretion, reduce the Exercise Price of the Options in effect at any time either for the life of the Options or any shorter period of time as may be determined by the Company's Board of Directors, The Company shall notify the Registered Holder of any such reduction in the Exercise Price.

     9. Legend. Each Option Certificate and each certificate for Option Shares purchased under this Option shall bear a legend as follows unless such Option or Option Shares have been registered under the Act and the issuance complies with applicable state securities laws.

"The securities represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended (the "Act"). The securities may not be sold, assigned, pledged, hypothecated or otherwise transferred except pursuant to an effective registration statement under the Act and in compliance with applicable state securities laws, or the Company receives an opinion of counsel, satisfactory to the Company and Company counsel, that such registration is not required and that the sale, assignment, pledge, hypothecation or transfer is in compliance with applicable state securities laws."

     10. Transfer. The Registered Holder and each Transferee Holder, agrees that they shall not sell, assign, pledge, hypothecate or otherwise transfer the Option or the Option Shares, in whole or in part, except pursuant to an effective registration under the Securities Act of 1933, as amended (the "Act") and in compliance with applicable state securities laws, or the Company receives an opinion of counsel, satisfactory to the Company and Company counsel, that such registration is not required and that the sale, assignment, pledge, hypothecation or transfer is in compliance with applicable federal and state securities laws. In order to make any sale, assignment, pledge or hypothecation, the transferor must deliver to the Company the assignment form attached hereto duly executed and completed, together with the applicable certificate and payment of all transfer taxes, if any, payable in connection therewith. As to the Option, the Company shall transfer the transferred Option on the books of the Company and shall execute and deliver a new Option Certificate of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the number of Option Shares purchasable thereunder. As to the Option Shares, the Company shall cause its duly authorized common stock transfer agent to transfer the common stock being transferred.

     11. Registration. If at any time or from time to time, the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, in a registration statement covering the sale of Company securities pursuant to an underwritten public offering, the Company will: (a) promptly give to each Holder a one-time written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and (b) include in such a one-time registration (and any related qualification under the blue sky laws or other compliance) and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within thirty days after receipt of such written notice from the Company, by any Holder or Holders. In the event of registration the Company and the Holder(s) shall execute such documents as may be reasonably required by the Company and Company counsel to carry out such registration.

     (a) Terms of Registration. The Company shall bear all fees and expenses attendant to registering the Registrable Securities, but the Holder(s) shall pay any and all underwriting and broker-dealer discounts, commissions and non-accountable expenses of any underwriter or broker-dealer selected to sell the Registrable Securities, together with the expenses of any legal counsel selected by the Holder(s) to represent them in connection with the sale of the Registrable Securities. The Company shall cause any registration statement filed pursuant to the demand rights granted hereto to remain effective for a period of sixteen months from the date of the latest balance sheet of the audited financial statements contained therein on the initial effective date of such registration statement.

     (b) Restriction on Registration. The Company shall not be obligated to register the Registrable Securities if such securities may be sold pursuant to the exemption from registration as provided by Rule 144 as promulgated under the Act, nor shall the Company be obligated to register the Registrable Securities in any state in which the principal stockholders, officers, directors or employees of the Company may in any way be obligated to escrow any of their shares of Capital Stock of the Company or in a state in which the Company may be restricted from conducting its business in any way, including but not limited to, qualifying to do business, become subject to tax, or restricted from issuing additional securities or incur restrictions on compensating officers, directors or employees.

     (c) Right To Redeem In Lieu of Registration. The Company may in its sole discretion, and in lieu of registration of the Registrable Securities, pay to the Holder(s) an amount equal to the amount which would be realized by the Holder(s) upon sale of the Registrable Securities reduced by the Exercise Price plus the expenses, fees and broker/dealer commissions which would be paid by the Holder(s) in the event of registration and sale of the Registrable Securities. The Company may elect to make such payment upon notice to the Holder(s) within 30 days of receipt of a notice of Demand Registration

     (d) Underwriting. The right of any Holder to registration shall be conditioned upon such Holder's participation in the underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may impose restrictions on the ability of the Holder to transfer such securities in a public distribution prior to 180 days after the effective date of the registration statement relating thereto.

     12. Modification of Agreement. The Company and the registered Holder may by supplemental agreement make any changes or corrections in this
Agreement: (i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or mistake or error herein contained, or (ii) that they may deem necessary or desirable and which shall not adversely affect the interest of the holders of Option Certificates. Additionally, except as provided in Sections 7 and 8, no change in the number or nature of the Option Shares purchasable on exercise of a Option, or increase of the purchase price therefor shall be made without the consent in writing of the Registered Holder or Transferee Holder of the Option
Certificate representing such Option, other than such changes as are specifically prescribed or allowed by this Agreement.

     13. Notices. All notices, demands, elections options or requests (however characterized or described) required or authorized hereunder shall be deemed sufficient if made in writing and sent by registered or certified mail, return receipt requested and postage prepaid, or by tested telex, telegram or cable to the principal office of the addressee, and if to the Registered Holder or Transferee Holder of an Option Certificate, at the address of such holder as set forth on the books maintained by the Company.

     14. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the Company, the Registered Holder, each Transferee Holder and their respective successors and assigns. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim or to impose on any other person any duty, liability or obligation.

     15. Further Instruments. The parties hereto shall execute and deliver any and all such other instruments and shall take any and all other actions as may be reasonably necessary to carry out the intention of this Agreement.

     16. Severability. If any provision of this Agreement shall be held, declared or pronounced void, voidable invalid, unenforceable or inoperative for any reason by any court of competent jurisdiction, government authority or otherwise, such holding, declaration or pronouncement shall not affect adversely any other provision of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms, and the effect of such holding, declaration or pronouncement shall be limited to the territory or jurisdiction in which made.

     17. Waiver. All the rights and remedies of either party to this Agreement are cumulative and not exclusive of any other rights and remedies as provided by law No delay or failure on the part of either party in the exercise of any right or remedy arising from the breach of this Agreement will constitute a waiver of any other right or remedy . The consent of any party where required hereunder to act or occurrence shall not be deemed to be a consent to any other action or occurrence.

     18. General Provisions. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Texas. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, and this Agreement may not be modified or amended or any term or provisions hereof waived or discharged except in writing, signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced The headings of this Agreement are for convenience and references only and shall not limit or otherwise affect the meaning hereof.




     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

FLEX  FINANCIAL  GROUP,  INC.



BY:_________________________________________

FLEX  FINANCIAL  GROUP,  INC.
Incorporated  Under  the  Laws  of  the  State  of  Texas


No.  A - ______________    _____________ Class A Common Stock Purchase Options


             CERTIFICATE FOR CLASS A COMMON STOCK PURCHASE OPTIONS


     This  Option  Certificate  certifies  that
___________________________________  or  registered assigns ("Option Holder"), is the registered owner of the above indicated number of Options (hereinafter referred to as the "Option(s)") expiring on December 31, 2000 ("Expiration Date"). One (1) Option entitles the Option Holder to purchase one (1) share of common stock, $.01 par value ("Share"), from FLEX FINANCIAL GROUP, INC., a Texas corporation ("Company"), at a purchase price of $.50 per share of Common Stock ("Exercise Price"), commencing on ________ and terminating on the Expiration Date ("Exercise Period"), upon surrender of this Option Certificate with the exercise form hereon duly completed and executed with payment of the Exercise Price at the office of the Company being 770 South Post Oak Lane, Suite 515, Houston, Texas 77056, subject only to the conditions set forth herein and in a Option Agreement dated as of _____________________, 1995 (the "Option Agreement") between the Company and _______________________. The Option Holder may exercise all or any number of Options. Reference hereby is made to the provisions on the following pages of this Option Certificate and to the provisions of the Option Agreement of which are incorporated by reference in and made a part of this Option Certificate and shall for all purposes have the same effect as though fully set forth at this place.

     Upon due presentment for transfer of this Option Certificate at the office of the Company, a new Option Certificate or Option Certificates of like tenor and evidencing, in the aggregate a like number of Options, subject to any adjustments made in accordance with the provisions of the Option Agreement, shall be issued to the transferee in exchange for this Option Certificate subject to the limitations provided in the Option Agreement upon payment to the Company of any tax or governmental charge imposed in connection with such transfer

     The Option Holder of the Options evidenced by this Option Certificate may exercise all or any whole number of such Options during the period and in the manner stated hereon. The Exercise Price shall be payable in lawful money of the United States of America and in cash or by certified or bank cashier's check payable to the order of the Company. If, upon exercise of any Options evidenced by this Option Certificate, the number of Options exercised shall be less than the total number of Options so evidenced, there shall be issued to the Option Holder a new Option Certificate evidencing the number of Options not so exercised. No Option may be exercised after 5:00 P.M. Houston, Texas Time on the Expiration Date, and any Option not exercised by such time shall become void, unless extended by the Company.

The securities represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended (the "Act"). The securities may not be sold, assigned, pledged, hypothecated or otherwise transferred except pursuant to an effective registration statement under the Act and in compliance with applicable state securities laws, or the Company receives an opinion of counsel, satisfactory to the Company and Company counsel, that such registration is not required and that the sale, assignment pledge, hypothecation or transfer is in compliance with applicable state securities laws.


        IN WITNESS WHEREOF, the Company has caused this Option to be signed by its Chief Executive Officer or President and by its Secretary or Assistant Secretary, each by an original of his signature, and has caused an original impression of its corporate seal to be imprinted hereon.

Dated:______________________,  1995


______________________________          ______________________________
       Signature                                 Signature


______________________________          ______________________________
      Title                                        Title



KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED THE COMPANY WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

FOR  VALUE  RECEIVED  ______________________  HEREBY SELL, ASSIGN AND TRANSFER
UNTO:

                                        PLEASE  INSERT  SOCIAL  SECURITY
                                        OR  TAX  IDENTIFICATION  NUMBER


                                        ______________________________________

___________________________________________________
(Please  Print  Name  and  Address)

___________________________________________________

___________________________________________________

     If said number of Options shall not be all the Options evidenced by the within Option Certificate, the undersigned requests that a new Option Certificate evidencing the Options not so transferred be issued in the name of and delivered to:

___________________________________________________
(Please  Print  Name  and  Address)

___________________________________________________

___________________________________________________


___________________________________________________  Dated:___________________
Signature

NOTICE: The above signature must correspond with the name as written upon the face of the within Option Certificate in every particular, without alteration or enlargement or any change whatsoever, or if signed by any other person, the Form of Assignment thereon must be duly executed and if the certificate representing the shares or any Option Certificate representing Options not exercised is to be registered in a name other than that in which the within Option Certificate is registered, the signature of the holder hereof must be guaranteed.


Signature  Guaranteed: _______________________________________________________


SIGNATURE MUST BE GUARANTEED BY A COMMERCIAL BANK OR MEMBER FIRM OF ONE OF THE
FOLLOWING  STOCK  EXCHANGES:    NEW  YORK  STOCK EXCHANGE, PACIFIC COAST STOCK
EXCHANGE,  AMERICAN  STOCK  EXCHANGE,  OR  MIDWEST  STOCK  EXCHANGE.


FORM  OF  ELECTION  TO  PURCHASE

             (To be executed by the holder if he desires to exercise
                 Options evidenced by the within Option Certificate)

TO:    FLEX  FINANCIAL  GROUP,  INC.

     The undersigned hereby irrevocably elects to exercise __________________ Options, evidenced by the within Option Certificate for, and to purchase thereunder, ________________ full shares of common Stock issuable upon exercise of said Options and delivery of $_________________________ and any applicable taxes.

     The undersigned requests that certificates for such shares be issued in the name of:

                                        PLEASE  INSERT  SOCIAL  SECURITY
                                        OR  TAX  IDENTIFICATION  NUMBER


                                        ______________________________________

___________________________________________________
(Please  Print  Name  and  Address)

___________________________________________________

___________________________________________________

     If said number of Options shall not be all the Options evidenced by the within Option Certificate, the undersigned requests that a new Option Certificate evidencing the Options not so exercised be issued in the name of and delivered to:

___________________________________________________
(Please  Print  Name  and  Address)

___________________________________________________

___________________________________________________


___________________________________________________ Dated:____________________
Signature

NOTICE: The above signature must correspond with the name as written upon the face of the within Option Certificate in every particular, without alteration or enlargement or any change whatsoever, or if signed by any other person, the Form of Assignment thereon must be duly executed and if the certificate representing the shares or any Option Certificate representing Options not exercised is to be registered in a name other than that in which the within Option Certificate is registered, the signature of the holder hereof must be guaranteed.


Signature  Guaranteed:________________________________________________________

SIGNATURE MUST BE GUARANTEED BY A COMMERCIAL BANK OR MEMBER FIRM OF ONE OF THE
FOLLOWING  STOCK  EXCHANGES:    NEW  YORK  STOCK EXCHANGE, PACIFIC COAST STOCK
EXCHANGE,  AMERICAN  STOCK  EXCHANGE,  OR  MIDWEST  STOCK  EXCHANGE.